UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 15, 2014
WINTRUST FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Illinois (State or other jurisdiction of Incorporation)	001-35077 (Commission File Number)	36-3873352 (I.R.S. Employer Identification No.)

9700 West Higgins Road, Suite 800 Rosemont, Illinois (Address of principal executive offices)	60018 (Zip Code)
Registrant’s telephone number, including area code (847) 939-9000
Not Applicable

(Former name or former address, if changed since last year)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Credit Agreement On December 15, 2014, Wintrust Financial Corporation (“Wintrust” or the “Company”) established a $75 million revolving credit facility (the “Revolving Credit Facility”) and a $75 million term facility (the “Term Facility”), the terms of which are set forth in a Credit Agreement dated as of December 15, 2014 (the “Credit Agreement”) among Wintrust, the lenders named therein, and Wells Fargo Bank, National Association (“Wells Fargo Bank”), as administrative agent. The Credit Agreement replaces Wintrust’s existing credit agreement with Bank of America, N.A.

All borrowings under the Revolving Credit Facility must be repaid by December 14, 2015. Wintrust is required to borrow the entire amount of the Term Facility no later than June 15, 2015 and failure to do so will result in an event of default under the Credit Agreement. All borrowings under the Term Facility must be repaid by June 15, 2020. Borrowings under the Revolving Credit Facility and under the Term Facility may be repaid in whole or in part, subject to customary provisions regarding the notice and size of prepayments. Beginning September 30, 2015 and at the end of each fiscal quarter ending thereafter, Wintrust will be required to make straight line quarterly amortization payments in respect of amounts outstanding under the Term Facility. As of the date hereof, Wintrust has no outstanding balance under the Revolving Credit Facility or under the Term Facility. Borrowings under the Credit Agreement are available for general corporate purposes and are secured by pledges of and first priority perfected security interests in Wintrust’s equity interest in certain of its bank subsidiaries.

Borrowings under the Credit Agreement that are considered “Base Rate Loans” will bear interest at a rate equal to the sum of (1) 50 basis points (in the case of a borrowing under the Revolving Credit Facility) or 75 basis points (in the case of a borrowing under the Term Facility) plus (2) the highest of (a) the federal funds rate plus 50 basis points, (b) Wells Fargo Bank’s prime rate, and (c) the Eurodollar Rate (as defined below) that would be applicable for an interest period of one month plus 100 basis points. Borrowings under the Credit Agreement that are considered “Eurodollar Rate Loans” will bear interest at a rate equal to the sum of (1) 150 basis points (in the case of a borrowing under the Revolving Credit Facility) or 175 basis points (in the case of a borrowing under the Term Facility) plus (2) the LIBOR rate for the applicable period, as adjusted for statutory reserve requirements for eurocurrency liabilities (the “Eurodollar Rate”).

The Credit Agreement provides for certain covenants that must be met by Wintrust and certain of its nonbank subsidiaries for so long as any amount is outstanding under the Revolving Credit Facility or the Term Facility, including covenants related to liens, indebtedness, mergers and acquisitions, certain distributions to stockholders, investments, and certain other conventional covenants. The Credit Agreement also provides for compliance with certain financial covenants that must be met by Wintrust for so long as any amount is outstanding under the Revolving Credit Facility or the Term Facility, including: (1) continued “well capitalized” status of each of Wintrust’s bank subsidiaries and on a consolidated basis; (2) on a consolidated basis, maintenance as of the last day of any fiscal quarter for the four fiscal quarters ended on such date of a Return on Average Assets Ratio of at least 0.55%; (3) maintenance of a zero balance under the Revolving Credit Facility for at least 30 consecutive days during the term of the Revolving Credit Facility; (4) on a consolidated basis, maintenance as of the last day of any fiscal quarter of a Ratio of Adjusted Non-Performing Assets to Primary Capital of not more than 17.5%; (5) on a consolidated basis, maintenance as of the last day of any fiscal quarter of an Adjusted Reserve Coverage Ratio of not less than 0.70%; (6) on a consolidated basis and for each subsidiary of the Company, maintenance as of the last day of each fiscal quarter of a Risk-Based Capital Ratio of not less than the sum of (x) the minimum Risk-Based Capital Ratio to qualify as “well capitalized” plus (y) 1.00%; (7) on a consolidated basis and for each subsidiary of the Company, maintenance of a Tier 1 Capital Ratio of not less than the minimum Tier 1 Capital Ratio to qualify as “well capitalized”; (8) on a consolidated basis and for each subsidiary of the Company, maintenance of a Tier 1 Leverage Ratio of not less than the minimum Tier 1 Leverage Ratio to qualify as “well capitalized”; and (9) maintenance of at least $30 million, in the aggregate, in unencumbered cash, cash equivalents and available for sale securities. The Agreement provides that in the event of certain customary “events of default”, including a Change of Control of Wintrust, any borrowings under the Agreement become immediately due and payable. Capitalized terms used herein but not defined have the meanings set forth in the Credit Agreement.

In addition to certain upfront fees payable to the lenders at closing and an annual administration fee payable to Wells Fargo Bank, Wintrust has agreed to pay Wells Fargo Bank, as administrative agent for the lenders, a commitment fee, payable quarterly, of 0.20% of the actual daily amount by which the lenders’ commitment under the Revolving Credit Facility exceeds the amount outstanding under such facility.

The foregoing description of the Credit Agreement is qualified in its entirety by reference to the Credit Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Receivables Purchase Agreement In addition, pursuant to a Receivables Purchase Agreement dated December 16, 2014 (the “Receivables Purchase Agreement”), First Insurance Funding of Canada Inc. (the “Seller”), an indirect subsidiary of Wintrust, sold to Plaza Trust (the “Purchaser”), a Canadian commercial paper conduit administered by Royal Bank of Canada, an undivided co-ownership interest in all receivables owed to the Seller and created in connection with the issuance of one or more financed insurance policies, whether existing on such date or arising prior to the termination of the Receivables Purchase Agreement (collectively, the “Receivables”). The Purchaser paid to the Seller a cash payment of approximately C$150 million in respect of the sale by the Seller to the Purchaser of the co-ownership interest in the Receivables.

The Seller has agreed to service the Receivables on behalf of the Purchaser in accordance with the terms of the Receivables Purchase Agreement.

Additionally, pursuant to a Performance Guarantee dated December 16, 2014 made by Wintrust in favor of the Purchaser, Wintrust guarantees the performance by the Seller of its obligations under the Receivables Purchase Agreement.

The foregoing descriptions of the Receivables Purchase Agreement and the Performance Guarantee are qualified in their entirety by reference to the Receivables Purchase Agreement and the Performance Guarantee, which are attached hereto as Exhibit 10.2 and 10.3, respectively, and are incorporated herein by reference.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information provided in Item 1.01 is incorporated by reference herein.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits
Exhibits

10.1	Credit Agreement dated as of December 15, 2014 among Wintrust Financial Corporation, the lenders named therein, and Wells Fargo Bank, National Association, as administrative agent.
10.2	Receivables Purchase Agreement dated as of December 16, 2014 by and among First Insurance Funding of Canada Inc. and CIBC Mellon Trust Company, in its capacity as Trustee of PLAZA Trust.
10.3	Performance Guarantee made as of December 16, 2014 by Wintrust Financial Corporation in favor of CIBC Mellon Trust Company, in its capacity as trustee of PLAZA Trust.

Signature
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WINTRUST FINANCIAL CORPORATION (Registrant)
By:	/s/ Lisa J. Pattis
Lisa J. Pattis
Executive Vice President, General Counsel and Corporate Secretary

Date: December 19, 2014

EXHIBIT INDEX

10.1	Credit Agreement dated as of December 15, 2014 among Wintrust Financial Corporation, the lenders named therein, and Wells Fargo Bank, National Association, as administrative agent.
10.2	Receivables Purchase Agreement dated as of December 16, 2014 by and among First Insurance Funding of Canada Inc. and CIBC Mellon Trust Company, in its capacity as Trustee of PLAZA Trust.
10.3	Performance Guarantee made as of December 16, 2014 by Wintrust Financial Corporation in favor of CIBC Mellon Trust Company, in its capacity as trustee of PLAZA Trust.